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                       Daimler-Benz Vehicle Trust 1996-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.

Collection Period: February 1998
Distribution Date: 3/20/98


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
Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement                                         Per $1,000 of  Original
                                                                                               Class A/Class B
                                                                                               Certificate Amount
                                                                                           -----------------------
 (i)     Principal Distribution
           Class A Amount                                                   $22,528,884.93           $28.331515
           Class B Amount                                                    $1,919,172.51           $28.331515

(ii)     Interest Distribution
           Class A Amount                                                    $1,840,631.69           $2.314712
           Class B Amount                                                      $156,798.25           $2.314712

(iii)    Monthly Servicing Fee                                                 $341,441.01           $0.395677
           Monthly Supplemental Servicing Fee                                        $0.00           $0.000000
           Class A Percentage of the Servicing Fee                             $314,637.89           $0.395677
           Class A Percentage of the Supplemental Servicing Fee                      $0.00           $0.000000
           Class B Percentage of the Servicing Fee                              $26,803.12           $0.395677
           Class B Percentage of the Supplemental Servicing Fee                      $0.00

(iv)     Class A Principal Balance (end of Collection Period)              $355,036,589.26
         Class A Pool Factor (end of Collection Period)                          44.648124%
         Class B Principal Balance (end of Collection Period)               $30,244,571.09
         Class B Pool Factor (end of Collection Period)                          44.648124%

 (v)     Pool Balance (end of Collection Period)                           $385,281,160.35

(vi)     Class A Interest Carryover Shortfall                                        $0.00
         Class A Principal Carryover Shortfall                                       $0.00
         Class B Interest Carryover Shortfall                                        $0.00
         Class B Principal Carryover Shortfall                                       $0.00

(vii)    Amount Otherwise Distributable to the Seller that is Distributed            $0.00           $0.000000
         to Either the Class A or Class B Certificateholders

(viii)   Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                   $25,887,839.54
           Class B Amount                                                            $0.00

(ix)     Aggregate Purchase Amount of Receivables repurchased by the                 $0.00
         Seller or the Servicer
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